EXHIBIT 4.36
AMENDED AND RESTATED PARENT GUARANTEE

GUARANTEE, dated as of July 1, 2005, made by NAVISTAR INTERNATIONAL CORPORATION, a Delaware corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the lenders (the “Lenders”) parties to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Navistar Financial Corporation (the “US Borrower”) and Arrendadora Financiera Navistar, S.A. DE C.V., Organización Auxiliar del Crédito, Servicios Financieros Navistar, S.A. DE C.V., Sociedad Financiera de Objeto Limitado and Navistar Comercial, S.A. DE C.V. (collectively, the “Mexican Borrowers”; together with the US Borrower, the “Borrowers”), the Lenders, Bank of America, N.A., as syndication agent, The Bank of Nova Scotia, as documentation agent, and the Administrative Agent.

W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, certain of the Lenders have severally agreed to make Loans to the Mexican Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Mexican Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and
WHEREAS, Guarantor owns, directly or indirectly, all of the capital stock of each of the Mexican Borrowers, and it is to the advantage of Guarantor that the Lenders make the Loans to the Mexican Borrowers;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Mexican Borrowers under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

1.  Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)   As used herein, “Mexican Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Mexican Revolving Loans and interest accruing after the filing of any petition in bankruptcy (“concurso”), or the commencement of any insolvency, reorganization or like proceeding, relating to any Mexican Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Mexican Revolving Loans and all other obligations and liabilities of the Mexican Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may

EXHIBIT 4.36 (continued)

arise under, out of, or in connection with, the Credit Agreement and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Mexican Borrowers pursuant to the terms of the Credit Agreement) or otherwise.

(c)   The words “hereof,”“herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

(d)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.  Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Mexican Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Mexican Obligations of such Mexican Borrower.

(b)   The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing or collecting, any or all of the Mexican Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Mexican Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Mexican Borrower may be free from any Mexican Obligations.

(c)   The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent or such Lender in writing that such payment is made under this Guarantee for such purpose.

3.  No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Mexican Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Mexican Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Mexican Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by each Mexican Borrower on account of the Mexican Obligations are paid in full and the Commitments are terminated.

EXHIBIT 4.36 (continued)

4.  Amendments, etc. with respect to the Mexican Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Mexican Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Mexican Obligations continued, and the Mexican Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite number of Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Mexican Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Mexican Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on any Mexican Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from any Borrower or any such other guarantor or any release of such Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.  Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Mexican Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Mexican Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Mexican Borrowers or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Mexican Borrowers or any other guarantor with respect to the Mexican Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any Note or other Loan Document, any of the Mexican Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be

EXHIBIT 4.36 (continued)

available to or be asserted by any Mexican Borrower against the Administrative Agent or any Lender, or (c) any other circumstance (other than a defense of payment or performance) whatsoever (with or without notice to or knowledge of the Borrowers or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Mexican Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Mexican Borrower or any other Person or against any collateral security or guarantee for the Mexican Obligations (including, without limitation, the guarantee of the US Borrower contained in Article XI of the Credit Agreement) or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Mexican Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Mexican Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Mexican Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement any Mexican Borrower may be free from any Mexican Obligations.

6.  Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Mexican Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

7.  Payments. The Guarantor hereby agrees that the Mexican Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.

8.  Representations and Warranties. In order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)   Organization. The Guarantor is duly organized, validly existing and in good standing (to the extent such requirement shall be applicable) under the laws of the jurisdiction of its organization.

EXHIBIT 4.36 (continued)

(b)   Power. The Guarantor has the corporate power and authority to execute and deliver, and to perform its obligations under, this Guarantee and has taken all necessary corporate and, if required, stockholder action to authorize its execution, delivery and performance of this Guarantee.

(c)   Due Execution. This Guarantee has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.

(d)   Governmental Approvals; No Conflicts. The execution, delivery, performance, validity or enforceability of this Guarantee, (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect and (B) such filings as may be required under federal and state securities laws for purposes of disclosure, (ii) will not violate any applicable law or regulation (including, without limitation, all laws, rules and regulations promulgated by or relating to IMSS, INFONAVIT and SAR) or the charter, by-laws or other organizational documents of the Guarantor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Guarantor or any of its Subsidiaries or its assets (other than with respect to Section 3.12 of the Indenture, dated as of May 31, 2001, among the Guarantor, International and BNY Midwest Trust Company, as trustee and Section 10.5 of the Senior Note Purchase Agreement, dated as of June 15, 2001, between International and State of Wisconsin Investment Board, in each case as amended, supplemented or otherwise modified from time to time), or give rise to a right thereunder to require any payment to be made by the Guarantor or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by any Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

9.  Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as Administrative Agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

EXHIBIT 4.36 (continued)

10.  Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

(a)   if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in or pursuant to Section 12.01 of the Credit Agreement; and

(b)   if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

The Administrative Agent, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

11.  Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.  Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. This Guarantee amends and restates in its entirety the Guarantee, dated as of December 8, 2000, made by the Guarantor in favor of JPMorgan Chase Bank, N.A. (fka The Chase Manhattan Bank), as administrative agent for the lenders under the Existing Credit Agreement and supersedes and replaces the terms thereof in their entirety.

13.  Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Required Lenders, provided that any provision of this Guarantee may be waived by the Required Lenders in a letter or agreement executed by the Required Lenders or by telex or facsimile transmission from the Administrative Agent.

(b)   Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 13(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative

EXHIBIT 4.36 (continued)

Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)   The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

14.  Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.  Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

16.  Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

17.  Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)   submits for itself and its property in any legal action or proceeding relating to this Guarantee and any other loan documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth under its signature below or at such other address of which the other parties hereto shall have been notified pursuant thereto;

(d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

EXHIBIT 4.36 (continued)

18.  WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

NAVISTAR INTERNATIONAL CORPORATION

By: /s/ Terry M. Endsley

Name: Terry M. Endsley

Title: Vice President and Treasurer

Address for Notices:
Navistar International Corporation
4201 Winfield Road
Warrenville, IL 60555-4025
Telex:
Fax: (630) 753-2573
Attention: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By /s/ Karen M. Sharf__________________

Name: Karen M. Sharf

Title: Vice President.